Exhibit 99.1

For Immediate Release

Contact:       Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports First Quarter 2023 Financial Results

Highlights

•	First quarter sales of $685 million declined 1% as reported and grew 3% in constant currency

•	Growth in broader Asia and Europe offset by weakness in China and the U.S.

•	Instrument revenues declined 3% in constant currency as Pharma customers recalibrated and delayed spending

•	Recurring revenues grew high-single-digits in constant currency, with continued strength supported by commercial initiatives

•	Strong two-year compound annual sales growth rate of 6.1% as reported and 9.4% in constant currency

First Quarter 2023

Milford, Mass., May 9, 2023—Waters Corporation (NYSE: WAT) today announced its financial results for the first quarter of 2023.

Sales for the first quarter of 2023 were $685 million, a decrease of 1% as reported and an increase of 3% in constant currency, compared to sales of $691 million for the first quarter of 2022.

On a GAAP basis, diluted earnings per share (EPS) for the first quarter of 2023 decreased to $2.38, compared to $2.62 for the first quarter of 2022. On a non-GAAP basis, EPS was $2.49, compared to $2.80 for the first quarter of 2022. This includes a headwind of approximately 8% due to unfavorable foreign exchange.

“While the first quarter came in below our expectations, our results reflect a healthy two-year stacked growth rate of 9.4%, and our end-markets are resilient,” said Dr. Udit Batra, President & CEO, Waters Corporation. “Our team continues to execute well, and our revitalized portfolio has been further strengthened with the launch of Alliance iS, which we believe is the most significant innovation to hit pharma QA/QC labs in the past decade.”

Dr. Batra continued, “The acceleration of our growth strategy remains on track, with our pending acquisition of Wyatt Technology anticipated to close in the second quarter of this year. The transaction is expected to deliver immediate growth and adjusted operating margin accretion to Waters and will increase our exposure to large molecule applications.”

Other Highlights

During the first quarter of 2023, sales into the pharmaceutical market decreased 7% as reported and 4% in constant currency, sales into the industrial market were flat as reported and increased 3% in constant currency and sales into the academic and government markets increased 38% as reported and 45% in constant currency.

During the quarter, instrument system sales decreased 7% as reported and 3% in constant currency, while recurring revenues, which represent the combination of service and precision chemistries, increased 4% as reported and 8% in constant currency.

Geographically, sales in Asia during the quarter were flat as reported and increased 6% in constant currency (with China sales declining 4%), sales in the Americas decreased 1% (with U.S. sales declining 3%) and sales in Europe decreased 1% as reported and increased 3% in constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant currency growth rates in the tables below.

A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and Second Quarter 2023 Financial Guidance

Full-Year 2023 Financial Guidance

The Company now expects full-year 2023 organic constant currency sales growth in the range of 3% to 5%. Currency translation is expected to have minimal impact on full-year organic sales growth. The Wyatt transaction is expected to increase full-year reported sales growth by approximately 2.5%. The resulting full-year 2023 reported sales growth is expected in the range of 5.5% to 7.5%.

The Company continues to expect full-year 2023 non-GAAP EPS in the range of $12.55 to $12.75, which includes an estimated headwind of approximately 1% due to unfavorable foreign exchange. This also includes the impact of the Wyatt transaction, which is expected to temporarily decrease full-year 2023 non-GAAP EPS by approximately 1%. The Company expects the transaction to become accretive to non-GAAP EPS starting in the first quarter of 2024.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

Second Quarter 2023 Financial Guidance

The Company expects second quarter 2023 organic constant currency sales growth in the range of 1% to 3%. Currency translation is expected to decrease second quarter sales growth by approximately 1%. Assuming a mid-May close, the Wyatt transaction is expected to increase second quarter reported sales growth by approximately 1.5%. The resulting second quarter 2023 reported sales growth is expected in the range of 1.5% to 3.5%.

The Company expects second quarter 2023 non-GAAP EPS in the range of $2.52 to $2.62, which includes an estimated headwind of approximately 3% due to unfavorable foreign exchange. This also includes the impact of the Wyatt transaction, which is expected to decrease second quarter 2023 non-GAAP EPS by approximately 3%.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the second quarter.

Conference Call Details

Waters Corporation will webcast its first quarter 2023 financial results conference call today, May 9, 2023, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through at least May 23, 2023, at midnight Eastern Time on the same website by webcast and also by phone at (888) 566-0474.

About Waters Corporation

Waters Corporation (NYSE: WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 8,200 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the timing of the closing of the transaction, expectations or ability to realize commercial success after the transaction is complete, the impact of this transaction on the Company’s business, anticipated progress on Waters’ research programs, development of new analytical instruments and associated software or consumables, manufacturing development and capabilities, that the acquisition will result in an increase in the indebtedness of the Company the repayment of which could impact the Company’s future results, market prospects for its products and sales and earnings guidance; foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar; current global economic, sovereign and political conditions and uncertainties, including the effect of new or proposed tariff or trade regulations, changes in inflation and interest rates, the impacts and costs of war, in particular as a result of the ongoing conflict between Russia and Ukraine, and the possibility of further escalation resulting in new geopolitical and regulatory instability, the United Kingdom’s exit from the European Union and the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers; the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions; risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects; changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding; the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers; changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors; regulatory, economic and competitive obstacles to new product introductions; lack of acceptance of new products and inability to grow organically through innovation; rapidly changing technology and product obsolescence; risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with contingent purchase price payments and expansion of our business into or developing markets; risks associated with unexpected disruptions in operations; failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms; the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain; risks associated with third-party sales intermediaries and resellers; the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate; the Company’s ability to attract and retain qualified employees and management personnel; risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its third-party partners; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts; regulatory, environmental, and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives; risks associated with litigation and other legal and regulatory proceedings; and the impact and costs incurred from changes in accounting principles and practices. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Net sales	$684,674	$690,572
Costs and operating expenses:
Cost of sales	284,380	285,685
Selling and administrative expenses	181,956	157,475
Research and development expenses	42,691	40,472
Purchased intangibles amortization	1,479	1,673
Acquired in-process research and development	—	9,797
Operating income	174,168	195,470
Other income, net	1,388	170
Interest expense, net	(10,383)	(8,945)
Income from operations before income taxes	165,173	186,695
Provision for income taxes	24,250	26,864
Net income	$140,923	$159,831
Net income per basic common share	$2.39	$2.64
Weighted-average number of basic common shares	59,023	60,580
Net income per diluted common share	$2.38	$2.62
Weighted-average number of diluted common shares and equivalents	59,317	60,952

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended April 1, 2023 and April 2, 2022

(In thousands)

	Three Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	April 1, 2023	April 2, 2022
NET SALES—OPERATING SEGMENTS
Waters	$602,075	$613,156	(2%)	$(23,206)	2%
TA	82,599	77,416	7%	(2,619)	10%

Total	$684,674	$690,572	(1%)	$(25,825)	3%

NET SALES—PRODUCTS & SERVICES
Instruments	$302,942	$325,222	(7%)	$(11,185)	(3%)
Service	248,217	239,732	4%	(10,538)	8%
Chemistry	133,515	125,618	6%	(4,102)	10%

Total Recurring	381,732	365,350	4%	(14,640)	8%

Total	$684,674	$690,572	(1%)	$(25,825)	3%

NET SALES—GEOGRAPHY
Asia	$253,081	$254,334	—	$(16,399)	6%
Americas	246,421	248,837	(1%)	(781)	(1%)
Europe	185,172	187,401	(1%)	(8,645)	3%

Total	$684,674	$690,572	(1%)	$(25,825)	3%

NET SALES—MARKETS
Pharmaceutical	$384,898	$415,772	(7%)	$(15,554)	(4%)
Industrial	209,650	209,397	—	(5,762)	3%
Academic & Government	90,126	65,403	38%	(4,509)	45%

Total	$684,674	$690,572	(1%)	$(25,825)	3%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Note: Two-year compound annual sales growth rate of 9.4% compares total as reported sales for the three months ended April 1, 2023 and the three months ended April 3, 2021 after adding back the negative foreign currency exchange impact of $43 million during the two-year period.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three Months Ended April 1, 2023 and April 2, 2022

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Acquired IPR&D and Research & Development Expenses	Operating Income	Operating Income Percentage	Other Income (Expense)	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended April 1, 2023
GAAP	$183,435	$42,691	$174,168	25.4%	$1,388	$165,173	$24,250	$140,923	$2.38
Adjustments:
Purchased intangibles amortization (b)	(1,479)	—	1,479	0.2%	—	1,479	335	1,144	0.02
Restructuring costs and certain other items (d)	405	—	(405)	(0.1%)	—	(405)	256	(661)	(0.01)
Acquisition related costs (e)	(8,342)	—	8,342	1.2%	—	8,342	2,002	6,340	0.11

Adjusted Non-GAAP	$174,019	$42,691	$183,584	26.8%	$1,388	$174,589	$26,843	$147,746	$2.49

Three Months Ended April 2, 2022
GAAP	$159,148	$50,269	$195,470	28.3%	$170	$186,695	$26,864	$159,831	$2.62
Adjustments:
Purchased intangibles amortization (b)	(1,673)	—	1,673	0.2%	—	1,673	383	1,290	0.02
Acquired in-process research and development(c)	—	(9,797)	9,797	1.4%	—	9,797	2,351	7,446	0.12
Restructuring costs and certain other items (d)	(2,375)	—	2,375	0.3%	(416)	1,959	461	1,498	0.02
Certain income tax items (f)	—	—	—	—	—	—	(488)	488	0.01

Adjusted Non-GAAP	$155,100	$40,472	$209,315	30.3%	$(246)	$200,124	$29,571	$170,553	$2.80

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Acquired in-process research and development was excluded as it relates to the cost of a licensing arrangement for charge detection mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

(d)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)

Acquisition diligence related costs include all incremental expenses incurred, such as advisory, legal, accounting, tax, valuation, and other professional fees. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(f)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	April 1, 2023	December 31, 2022
Cash, cash equivalents and investments	$486,955	$481,391
Accounts receivable	683,341	722,892
Inventories	499,422	455,710
Property, plant and equipment, net	590,207	582,217
Intangible assets, net	232,715	227,399
Goodwill	431,642	430,328
Other assets	382,538	381,516
Total assets	$3,306,820	$3,281,453
Notes payable and debt	$1,480,170	$1,574,878
Other liabilities	1,226,827	1,202,087
Total liabilities	2,706,997	2,776,965
Total stockholders’ equity	599,823	504,488
Total liabilities and stockholders’ equity	$3,306,820	$3,281,453

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three Months Ended April 1, 2023 and April 2, 2022

(In thousands and unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities:
Net income	$140,923	$159,831
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	12,805	10,933
Depreciation and amortization	31,154	32,664
Change in operating assets and liabilities and other, net	11,869	(5,468)

Net cash provided by operating activities	196,751	197,960
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(34,390)	(27,751)
Proceeds from equity investments, net	—	6,785
Payments for intellectual property licenses	—	(4,897)
Net change in investments	(16)	44,855

Net cash (used in) provided by investing activities	(34,406)	18,992
Cash flows from financing activities:
Net change in debt	(94,960)	(70,000)
Proceeds from stock plans	2,378	12,832
Purchases of treasury shares	(69,505)	(170,136)
Other cash flow from financing activities, net	2,876	(107)

Net cash used in financing activities	(159,211)	(227,411)
Effect of exchange rate changes on cash and cash equivalents	2,407	(10,705)

Increase (decrease) in cash and cash equivalents	5,541	(21,164)
Cash and cash equivalents at beginning of period	480,529	501,234

Cash and cash equivalents at end of period	$486,070	$480,070

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities—GAAP	$196,751	$197,960
Adjustments:
Additions to property, plant, equipment and software capitalization	(34,390)	(27,751)
Litigation settlements paid, net	(375)	(584)
Major facility renovations	4,466	5,927

Free Cash Flow—Adjusted Non-GAAP	$166,452	$175,552

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended July 1, 2023					Twelve Months Ended December 31, 2023
	Range					Range
Projected Sales
Organic constant currency sales growth rate (a)	1.0%		-	3.0%		3.0%	-	5.0%
Impact of:
Currency translation	(1.0%	)	-	(1.0%	)	—	-	—
Acquisitions	1.5%		-	1.5%		2.5%	-	2.5%

Sales growth rate as reported	1.5%		-	3.5%		5.5%	-	7.5%

	Range					Range
Projected Earnings Per Diluted Share (b)
GAAP earnings per diluted share	$2.57		-	$2.67		$12.46	-	$12.66
Adjustments:
Purchased intangibles amortization	$0.02		-	$0.02		$0.08	-	$0.08
Acquisition related costs	$0.01		-	$0.01		$0.16	-	$0.16

Adjusted non-GAAP earnings per diluted share Excluding impact of recently announced acquisitions	$2.60		-	$2.70		$12.70	-	$12.90
Acquisitions	$(0.08)		-	$(0.08)		$(0.15)	-	$(0.15)

Adjusted non-GAAP earnings per diluted share Including impact of recently announced acquisitions	$2.52		-	$2.62		$12.55	-	$12.75

(a)

Organic constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates and revenue from recently announced acquisitions during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

(b)

Projected earnings per diluted share estimates exclude the impact of amortization of purchased intangibles related to recently announced acquisitions as the amounts cannot be reasonably estimated as of the date of this press release.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.